Exhibit 99.1

Allion Healthcare, Inc. 1660 Walt Whitman Road, Suite 105 Melville, NY 11747 Tel: (631) 547-6520

Allion Healthcare Announces Closing of Over-Allotment Option by Underwriters and

Closing of Public Offering of Common Stock

Melville, NY, January 31, 2006 — Allion Healthcare, Inc. (NASQAQ: ALLI), a national provider of specialty pharmacy and disease management services focused on HIV/AIDS patients, announced today that the Company and the selling stockholders completed the sale of 5,101,922 shares at the price of $12.83 per share, less an underwriting discount, for total gross proceeds of $61,857,488. The number of shares sold included 665,468 over-allotment shares sold by the Company and 2,636,454 shares sold by certain selling stockholders. The Company received total gross proceeds of $29,892,197 from the sale of its shares and did not receive any proceeds from the sale of shares by selling stockholders.

The offering was underwritten by Thomas Weisel Partners LLC, as sole book manager, and William Blair & Company, First Albany Capital and Susquehanna Financial Group, LLLP, as co-managers.

A final prospectus related to the offering may be obtained by contacting: Thomas Weisel Partners LLC, One Montgomery Street, Suite 3700, San Francisco, California 94104, Attn: Syndicate Desk (Tel.: (415) 364-2720, Fax: (415) 364-2799); William Blair & Company, L.L.C., 222 West Adams Street, Chicago, Illinois 60606, Attn: Syndicate Desk (Tel.: (312) 364-8990); First Albany Capital Inc., One Penn Plaza, 42nd Floor, New York, New York 10119, Attn: Syndicate Desk (Tel.: (212) 273-7100); or Susquehanna Financial Group, LLLP, 401 E. City Avenue, Suite 220, Bala Cynwyd, PA, 19004, Attn: Equity Capital Markets (Tel.: (610) 747-2536).

This press release shall not constitute an offer to sell or the solicitation of an offer to buy common stock of Allion Healthcare, Inc., nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification of the securities under the securities laws of any such state or jurisdiction.

About Allion Healthcare, Inc.

Allion Healthcare, Inc. is a national provider of specialty pharmacy and disease management services focused on HIV/AIDS patients. Allion Healthcare sells HIV/AIDS medications, ancillary drugs and nutritional supplies under the trade name MOMS Pharmacy. Allion Healthcare works closely with physicians, nurses, clinics and AIDS Service Organizations, and with government and private payors, to improve clinical outcomes and reduce treatment costs for its patients. Most of Allion Healthcare’s patients rely on Medicaid and other state-administered programs, such as the AIDS Drug Assistance Program, to pay for their HIV/AIDS medications.

Safe Harbor Statement

Certain statements included in this press release, which are not historical facts, are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent our expectations or beliefs and involve certain risks and uncertainties, including those described in our public filings with the United States Securities and Exchange Commission; also including, but not limited to, competitive pressures, changes in customer mix, changes in third party reimbursement rates, changes in government regulations or the interpretation of these regulations, growth opportunities, cost savings, revenue enhancements, synergies and other benefits anticipated from acquisition transactions, difficulties relative to integrating acquired businesses, the accounting and tax treatment of acquisitions, and asserted and unasserted claims, which could cause actual results to differ from those in the forward- looking statements. The forward-looking statements by their nature involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors. You are cautioned not to place undue reliance on these forward- looking statements that speak only as of the date herein.

Contact:

Allion Healthcare, Inc.

Jim Spencer, Chief Financial Officer

(631) 870-5126

The Ruth Group

Francesca DeMartino, Investor Relations

(646) 536-7024, fdemartino@theruthgroup.com